EXHIBIT 99.1
                                                                    ------------


CONTACT:    Janice L. MacKenzie
            (215) 557-7488
            jmackenzie@i-trax.com


                   I-TRAX COMPLETES MERGER WITH WELLCOMM GROUP

                                                         FOR IMMEDIATE RELEASE

PHILADELPHIA, PA, February 11, 2002 -- I-trax, Inc. (OTC BB: IMTX), a population health management solutions company, announced today that I-trax and WellComm Group, Inc., a privately held population health management and health care communication support services company, have completed the previously announced merger. The merger involved two steps. In the first step, a subsidiary of I-trax merged with and into WellComm Group, with WellComm Group continuing as the surviving corporation. In the second step, WellComm Group merged with and into I-trax, with I-trax continuing as the surviving corporation. The parties expect the two-step transaction to be treated as a tax-free reorganization pursuant to
Section 368 of the Internal Revenue Code of 1986, as amended. The parties also expect that after the merger WellComm Group will continue as a division of I-trax. In the merger, I-trax issued a total of 7,440,000 shares of common stock and paid $2 million.

WellComm's CEO John Blazek and President, Carol Rehtmeyer will become Managing Directors of I-trax and will join the Senior Management Group and Board of Directors. The parties expect that commitment of the WellComm management to continue as an integral part of the merged organizations will enhance the strength of the company.

"We are very excited about the coming together of I-trax and WellComm and the opportunities that will be created by the strength of our new company," said Frank A. Martin, Chairman and CEO of I-trax.

Combined Strength

The merger of I-trax and WellComm Group is a union of two leaders in the population health management field. I-trax is a leading developer of technology-enabled health management solutions. WellComm, with its clinically based leadership, excels at health care customer contact communications. The merger provides each party with key components that complement its existing business model. I-trax technology will provide WellComm's communication center nurses and care managers with the ability to capture and view clinical data so that all participants in the care delivery process can see the same information, thereby enabling true care coordination. In addition, WellComm's communication center services will enable I-trax to offer clients a valuable service component to augment its population health management technology. The combined company will now be able to expand its market opportunities to include clients that neither party could have acquired alone. I-trax's Medicive(R) Medical Enterprise Data System, a secure and confidential repository of clinical health information, will serve as the platform for all solutions.

WellComm Group Communication Center Services

WellComm is a nationally based customer contact center that specializes in disease management, triage, health information, survey and research services. WellComm's staff of 35 full-time and over 100 part-time associates has extensive experience as registered nurses, program managers, researchers and information systems professionals. WellComm provides their clients with multiple contact options including telephone, audiofax and Internet. The company's communication center is staffed 24 hours a day 7 days a week and offers disease management programs in asthma, coronary artery disease, diabetes, heart failure, lower back pain and hypertension. In addition, WellComm offers NurseLine, a proprietary technology that provides triage and health information utilizing computerized nationally accepted protocols. WellComm also offers customer contact services, which include member services, physician and/or network management and marketing support. WellComm services have a superior record of lowering medical costs by enabling and motivating individuals to assume responsibility for their own health while supporting them in controlling symptoms and making changes in health behaviors. WellComm's clients consist of health systems, pharmaceutical manufacturers and healthcare payors including Aetna US Healthcare, Presbyterian Health Plan and Alegent Health System.

Carol Rehtmeyer, Ph.D. of WellComm said "It was very important to us that we select a partner for the future that shares our company's values and customer focus. It was also essential for us to be able to find a company that was as committed to the use and development of technology as we are. In I-trax, we have

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found both. We are very excited about how our strengths complement each other and the opportunities that this will yield for us in today's marketplace."

I-trax Portfolio of Technology and Services

I-trax provides technology-enabled population health management services supported by interactive, real-time software solutions either as client-managed integrated applications or as outsourced services through I-trax. The company's software solutions are designed to assist physicians, patients, and the entire health care community in assessing, preventing and managing all stages of disease and wellness. All solutions are built on a common platform - Medicive(R) Medical Enterprise Data System - a proprietary, intelligent architecture originally designed for the Department of Defense to collect, store, retrieve and analyze a broad range of information used in the healthcare industry. I-trax offers solutions for population health management, disease management, student health, immunization systems and point of care service. The company's technology solutions for these areas include AsthmaWatch(R), C-Trax(TM), Health-e-Coordinator(TM) and MyFamilyMD(TM). The company also offers eImmune(TM), a clinical immunization system that has been installed in locations throughout the National Capital Region in Washington, DC. Recently eImmune has received increased attention as an important tool in addressing issues directly related to bioterrorism threats. I-trax clients include Walter Reed Army Healthcare System, the Pentagon, Los Angeles County-USC Medical Center and CalOptima.

 "The synergies that have been created by the coming together of our two companies is considerable. " said Mr. Martin. "We believe that the union of I-trax and WellComm Group is significant in two ways. First, we believe that the enhancement that I-trax's technology will provide to WellComm's communication center coupled with the added service component that WellComm brings to I-trax's population health management solutions will expand the size of the market opportunity that our combined company can now pursue. Together we have already begun to bid on new business and are extremely encouraged by the market place's reception. Second, this combined solution is built on our unique platform, Medicive(R), which we believe is one of the world's most powerful data systems. Through our comprehensive and integrated solutions, we believe that I-trax is the only company to enable true coordination of care through the utilization of shared records by all caregivers."

About I-trax

I-trax, Inc. is a technology-enabled population health management company whose mission is to improve clinical outcomes, increase patient satisfaction and reduce costs by assisting payors, physicians, patients and the entire healthcare community in assessing, preventing and managing all stages of disease and wellness through its interactive, real-time technology and service solutions. Using the Medicive(TM) Medical Enterprise Data System, a secure and confidential repository of clinical health information, I-trax solutions provide clients with tools and information needed to execute timely interventions in the health management of defined populations. Combined with a full suite of services, these solutions are tested and proven in real-world settings including Walter Reed Army Healthcare System, the Pentagon and Los Angeles County-USC Medical Center. I-trax's Corporate Headquarters are located in Philadelphia, Pennsylvania, and its Development Headquarters are located in Reston, Virginia. More information is available at www.I-trax.com.

Safe Harbor Statement: Statements regarding aspects of I-trax's business and its expectations as to the transaction with WellComm set forth herein or otherwise made by I-trax may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although I-trax believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Factors that might cause or contribute to such differences include, but are not limited to, whether I-trax and WellComm will in fact complete the transaction described in this press release, ability of I-trax and WellComm to develop and execute on a combined business plan, ability of I-trax and WellComm to integrate their businesses successfully, demand for the combined companies' products, uncertainty of future profitability and changing economic conditions. These and other risks pertaining to I-trax are described in greater detail in I-trax's periodic filings with the Securities and Exchange Commission.